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                                                                   EXHIBIT 10.65

                             AFC ENTERPRISES, INC.

                   SUBSTITUTE NONQUALIFIED STOCK OPTION PLAN

     1. ADOPTION OF PLAN. This Substitute Nonqualified Stock Option Plan (the "Plan") is adopted by AFC Enterprises, Inc., a Minnesota corporation (the "Company").

     2. PURPOSE. The purpose of the Plan is to enable the Company, to provide substitute nonqualified stock options ("Options") to former holders of options ("SCC Options") to acquire shares of common stock of Seattle Coffee Company ("SCC"). Such Options will be granted in substitution of SCC Options.

     3. SHARES SUBJECT TO THE PLAN. Except as provided in Sections 14 and 16, the total number of shares covered by all Options granted under the Plan shall not exceed Five Hundred Nine Thousand Two Hundred Twenty-One (509,221) shares of the Company's authorized but unissued or reacquired no par value common stock ("Common Stock"). In the event any Option granted under this Plan expires or is cancelled or terminated, and is unexercised in whole or in part, the shares allocable to the unexercised portion may again be subject to an Option under this Plan.

     4. DURATION OF THE PLAN. The Plan shall continue in effect until Options have been exercised with respect to all of the shares reserved for the Plan (subject to any adjustments under Section 14). The Company's board of directors shall have the right to suspend or terminate the Plan at any time except with respect to any Options then outstanding under the Plan.

     5.   ADMINISTRATION.

          5.1  Plan Administrator.

               5.1.1 Prior to 1934 Act Registration. Except as otherwise provided in subsection 5.1.2, the Plan shall be administered by the Company's board of directors. Notwithstanding the foregoing, the Company's board of directors, if it so determines, may delegate to any board committee any or all of the authority for administration of the Plan. Either the Company's board of directors or any such designated board committee with authority to administer this Plan is referred to in this Plan as the "Plan Administrator". No director who shall hold or be eligible to hold an Option under the Plan shall vote on any action taken under the Plan involving such director.

               5.1.2 Following 1934 Act Registration. In the event the Company shall register any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), then the Company's board of directors may, by amendment to this
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Plan, adopt alternative provisions and details for the administration of the
Plan in accordance with the requirements of the 1934 Act, as then in effect.

          5.2 Procedures. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all members of the Plan Administrator, shall be valid acts of the Plan Administrator.

          5.3 Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Options to be granted under this Plan, including selection of the individuals to be granted Options, the number of shares to be subject to each Option, the vesting schedule, if any, the exercise price, any right of first refusal, repurchase option or other restrictions, if any, applicable to shares covered by an Option, and all other terms and conditions of the Options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Option issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties. Options granted under this Plan shall be evidenced by written agreements entered into between the Company and the Optionee.

     6. ELIGIBILITY. An Option may be granted to any employee, director, officer, agent, consultant or independent contractor of SCC or its subsidiaries. Any individual to whom an Option is granted under this Plan is referred to in this Plan as an "Optionee."

     7. EXERCISE PRICE. The exercise price per share for each Option granted under the Plan shall be determined by the Plan Administrator.

     8. DURATION OF OPTIONS. Each Option granted under the Plan shall continue in effect for the period fixed by the Plan Administrator (the "Maximum Option Period").

     9. EXERCISE OF OPTIONS. Except as provided in Sections 10 and 12, Options may be exercised from time to time over the period set forth in the option agreement in such amounts and at such times as shall be prescribed by the Plan Administrator in granting the option. If an Optionee does not exercise in any year Options to purchase the full number of shares which the Optionee is entitled to purchase under the Option during such year, such unexpired rights shall cumulate, and the Optionee may acquire shares using such unexpired rights in any subsequent year during the term of the Option.

     10.  LIMITATIONS ON RIGHTS TO EXERCISE.

          10.1 Execution of Certain Agreements. Execution of that certain Stockholders Agreement dated as of March 18, 1998 (the "Stockholders Agreement") and that certain Escrow Agreement dated as of March 18, 1998 (the "Escrow Agreement") by the Optionee and, if

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applicable, the Optionee's spouse shall be a condition precedent to any exercise of an Option granted pursuant to this Plan. Further, if Optionee (and if applicable, Optionee's spouse) has previously entered into the Stockholders Agreement and/or the Escrow Agreement, Optionee (and if applicable, Optionee's spouse) shall confirm in writing that the additional shares of Common Stock received upon exercise of an Option will be subject to the Stockholders
Agreement and/or the Escrow Agreement.

          10.2 Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction, of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

     11. NONASSIGNABILITY. Except as provided in Section 12, Options granted under this Plan and the rights and privileges, conferred by the Plan may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under this Plan or of any right or privilege conferred by the Plan contrary to (i) the provisions of this Plan, (ii) the Stockholders Agreement, or (iii) the Escrow Agreement, or upon the sale, levy or any attachment or similar process upon any rights and privileges conferred by the Plan, such option, right or privilege shall automatically terminate and become null and void.

     12.  TERMINATION EVENTS.

          12.1 In General. In the event that the employment of an Optionee by the Company or any of its subsidiaries or affiliates should terminate because of the Optionee's retirement or for any reason, the Option may be exercised by the Optionee in the manner specified in the applicable option agreement.

          12.2 Cancellation of Option. To the extent that an Option shall not have been exercised under the circumstances and within the "limited" periods set forth in the applicable option agreement, all further rights to purchase Common Stock pursuant to any Option granted under this Plan shall cease and terminate as of the expiration of such applicable period, automatically and without notice or action by any party.

          12.3 Binding Upon Transferees. In the event that, at any time or from time to time, any shares of Common Stock are transferred to any party (other than the Company) pursuant to the provisions of this Section 12 or otherwise, the transferee shall take such shares pursuant to all of the provisions, conditions and obligations of this Plan, the Stockholders Agreement and the Escrow Agreement and, as a condition precedent to the transfer of such shares, the transferee shall agree (for and on behalf of such transferee, such transferee's legal

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representatives and such transferee's transferees and assigns) in writing to be bound by all provisions of this Plan, the Stockholders Agreement and the Escrow Agreement.

     13. PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an Option granted under the Plan only upon receipt by the Company of written notice from the Optionee (the "Exercise Notice"). The Exercise Notice shall:
(i) specify the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to purchase the shares; and (ii) unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended (the "1933 Act"), contain a representation that it is the Optionee's present intention to acquire shares subject to the Option for investment and not with a view to, or in connection with, any distribution of such shares on or before the date specified in an Exercise Notice for the purchase of shares, the Optionee shall pay the full purchase price, for such shares in cash, or to the extent permitted in the option agreement, in previously issued and fully paid stock of the Company or in any other manner set forth in the option agreement. No shares shall be issued until full payment for such shares has been made.

     14.  CHANGES IN CAPITAL STRUCTURE.

          14.1 Adjustments Upon Changes in Capitalization. The number of shares of Common Stock subject to an Option granted under the Plan and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          14.2  Effect of Certain Transactions.

                14.2.1 Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger or consolidation in which the Company does not survive, (iii) any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) any acquisition by any person or group (as defined in Section 13d of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), all Options granted under the Plan shall terminate. In such event Optionee shall have the right until ten (10) days before the effective date of the Extraordinary Event to exercise, in whole or in part, its Option or Options granted under the Plan, to the extent that said Option is then exercisable pursuant to the terms of the applicable option agreement.

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          In its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all of the Company's assets (the "Surviving Entity") may, but shall not be so obligated, tender to Optionee an option or options to purchase shares or equity interests in such Surviving Entity, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of the existing option or options with any reasonable changes to take into account the circumstances of the Surviving Entity.

          14.3 Fractional Shares. In the event of any adjustment in the number of shares covered by an Option, any fractional shares resulting from such adjustment shall be disregarded and the Option shall cover only the number of full shares resulting from such adjustment.

          14.4 Determination of Plan Administrator to be Final. All adjustments under this Section 14 shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive.

     15. MODIFICATION AND AMENDMENT OF OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Optionee, alter, impair or diminish any of the Optionee's rights or any of the obligations of the Company under such Option.

     16. AMENDMENT OF PLAN. The Plan Administrator may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided however, that except as provided in Sections 14 and 15,
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no change in an Option previously granted to an Optionee shall be made without the written consent of such Optionee.

     17. APPROVALS. The obligation of the Company under this Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an Option unless the exercise and the issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the 1933 Act, the 1934 Act, the Internal Revenue Code, and the respective rules and regulations promulgated under all such legislation, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares upon exercise of any Option granted under this Plan shall relieve the Company of any liability for the non-issuance or sale of such shares. The Plan Administrator may require any action or agreement by an Optionee as may from time to time be necessary, in the opinion of the Plan Administrator, to

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comply with the federal and state securities laws. The Company shall not be obliged to register Options or shares purchased pursuant to exercise of Options granted under the Plan.

     18. EMPLOYMENT RIGHTS. Nothing contained in this Plan or any Option or right granted pursuant to this Plan shall confer upon any Optionee any right to be continued in the employment of the Company or any of its subsidiaries or affiliates or to interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate such Optionee's employment at any time.

     19. RIGHTS AS STOCKHOLDER. Neither an Optionee nor the Optionee's permitted successors and assigns shall have any rights or privileges as a stockholder with respect to any shares subject to an Option granted under this Plan until the date that such Option has been exercised and a stock certificate has been issued by the Company for the shares as to which the Option was exercised. The Company shall issue such certificate as expeditiously as possible after receipt of full payment of the purchase price of such shares.

     20. ISSUANCE AND TRANSFER TAXES. The Company's board of directors may, in its sole discretion, obligate the Company to pay issuance or transfer taxes on shares issued pursuant to the exercise of an option granted under the Plan. Otherwise such taxes shall be paid by the Optionee.

     21. INDEMNIFICATION OF BOARD AND PLAN ADMINISTRATOR. In addition to all other rights of indemnification they may have as directors of the Company or as members of the body serving as the Plan Administrator, members of the Company's board of directors and Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, any Option granted under this Plan, and against all amounts paid by them in settlement of matters (if such settlement is approved by independent legal counsel selected by the Company); provided, however, that if such member or
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members are adjudged liable for willful misconduct, the indemnification provisions of this Section 21 shall not apply to expenses which relate to matters involving such willful misconduct. The indemnification provided for in this Section 21 shall apply only if such member or members notify the Company of such action, suit or proceeding in writing within 15 days after institution of any such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend any such action.

     22. ADOPTION DATE. The Adoption Date of this Plan is March 17, 1998 (the date of adoption of this Plan by the Company's board of directors).

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